UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in charter)

Delaware	000-55903	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 633-5565

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2021, Blue Star Foods Corp., a Delaware corporation (the “Company”), entered into a director service agreement (each, a “Director Service Agreement” and, collectively, the “Director Service Agreements”) with each of Jeffrey J. Guzy, Timothy McLellan and Trond Ringstad, pursuant to which Mr. Guzy, Mr. McLellan and Mr. Ringstad were appointed as members of the Company’s board of directors (“Board”), effective as of April 12, 2021 (the “Commencement Date”). The Company also entered into a Director Service Agreement with each of the two existing members of its Board, Nubar Herian and John Keeler, who is also the Company’s Executive Chairman and Chief Executive Officer. On March 29, 2021, the Board (a) increased the number seats on the Company’s Board from two to five, (b) appointed Mr. Guzy, Mr. McLellan and Mr. Ringstad to fill the vacancies created by such increase, effective as of April 12, 2021, and (c) ratified and approved the Company’s entry into the five Director Service Agreements.

Pursuant to the Director Service Agreements, each director (each, a “Director” and, collectively, the “Directors”) agreed to serve as a member of the Board and perform his duties in a faithful and competent manner, in compliance with all laws, rules, and regulations applicable to the Company and its business. Each Director also agreed to serve on any committees if and when established by the Board.

In consideration for their services as members of the Board, each Director will be issued $25,000 of shares of the Company’s common stock for each year’s service as a Director. The number of shares to be issued will be based on the closing sale price of the Company’s common stock, on the principal market on which it is then traded, on the final trading day of the applicable year. Each Director may also receive additional issuances of common stock, on an annual basis, for his services on any committees of the Board. In addition, each Director will be reimbursed for all pre-approved out-of-pocket expenses.

On the Commencement Date, the Company will grant each Director stock options to purchase 100,000 shares of the Company’s common stock. The stock options will have an exercise price of $2.00 per share and will vest and become exercisable by the Director in equal monthly installments over the course of the applicable year. In the event the Director ceases to be a member of the Board prior to the end of any year of service, all unvested stock options will be forfeited. The stock options granted to the Directors shall be exercisable only on a cash basis and will expire three years from the date they are fully vested.

The term of each Director Service Agreement is for one year, which term will automatically renew for additional one-year periods unless the parties agree otherwise. Each Director Service Agreement may be terminated either, (a) at any time upon 30 days’ prior written notice by the Director, (b) if the Director is not re-elected to the Board at any meeting of the Company’s shareholders in which directors are elected, (c) automatically if, at any time, the Director becomes disqualified under the terms of the Company’s charter documents, or (d) if a majority of the Board (not including the Director) determines that the Director is unfit or unable to serve as a Director (as further described in the agreement).

The Director Service Agreement also includes standard and customary provisions regarding the Director’s fiduciary duties and obligations as a member of the Company’s Board.

The foregoing summary of the Director Service Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Director Service Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

Except as otherwise disclosed in this Report, there are no arrangements or understandings between any of Mr. Guzy, Mr. McLellan, or Mr. Ringstad and any other person pursuant to which any of them was appointed as a Director. In addition, there are no family relationships between any of Mr. Guzy, Mr. McLellan, or Mr. Ringstad and any of the Company’s other officers or directors. Further, except as otherwise disclosed in this Report, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which any of Mr. Guzy, Mr. McLellan or Mr. Ringstad had, or will have, a direct or indirect material interest.

A description of each Director’s background and experience is as follows:

JEFFREY J. GUZY, 69, has served as an outside director of Leatt Corp. (OTC: LEAT), a public company, since April 2007. Mr. Guzy also served, from October 2007 to August 2010, as Leatt Corporation’s President. He serves as an independent director and chairman of the audit committee of Capstone Companies, Inc. (OTC Trading Symbol: CAPC), a public corporation since April 2007. He serves as an independent director and chairman of the audit committee of Purebase Corporation (OTC Trading Symbol: PUBC), a public corporation since April 2020. He serves as the Chairman of CoJax Oil and Gas Corporation, a public corporation, since May 2018, and was appointed as Chief Executive Officer in January 2020.

Mr. Guzy has served as an executive manager or consultant for business development, sales, customer service, and management in the telecommunications industry, specifically, with IBM Corp., Sprint International, Bell Atlantic Video Services, Loral CyberStar, and FaciliCom International. Mr. Guzy has also started his own telecommunications company providing Internet services in Western Africa. Mr. Guzy has an MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania, an M.S. in Systems Engineering from the University of Pennsylvania, a B.S. in Electrical Engineering from Penn State University, and a Certificate in Theology from Georgetown University.

The Board believes Mr. Guzy’s extensive public company board experience will make him a valuable addition to the board.

TIM MCLELLAN, 64, has more than 35 years of operating experience and has served as a seafood executive in both the U.S. and Asia. Since 2019, he has been a Global Managing Director, Business Development for Global Freezer Services (Shanghai) Co. Ltd, which is owned by the GLP Group, a Singapore-based logistics and industrial infrastructure provider. Between 2019 and 2020, he served as a Private Equity Operating Partner for CITIC Capital Partners (Shanghai) Ltd. Prior to that, from 2009 through 2019, he served in various executive capacities, including Chairman for SinotransPFS Cold Chain Logistics Company, Ltd., a logistics company. Between 2004 and 2009, he served as President of Empress International, a division of Thai Union Group (SET:TU). Between 2003 and 2004, he served in a Senior Manager position with the seafood division of ConAgra Foods (NYSE:CAG).

The Board believes Mr. McLellan’s extensive knowledge and background with regard to seafood operations management will make him a valuable addition to the Board.

TROND RINGSTAD, 53, has more than 20 years of operating experience as a seafood executive in both the U.S. and Europe. He has been primarily managing his family’s real estate holdings since 2012. Between 2003 and 2007, he served as President of Pacific Supreme Seafoods, a global importing and wholesaling seafood company. Between 2001 and 2003, he served as Vice President of Sales and Marketing for Royal Supreme Seafoods, a Norwegian / Chinese seafood importer and sales company. Mr. Ringstad graduated from the BI Norwegian Business School with a Degree in International Marketing and has a BA in Business Management from Washington State University.

The Board believes Mr. Ringstad’s extensive knowledge and background with regard to seafood operations management will make him a valuable addition to the Board.

Item 7.01	Regulation FD Disclosure.

On March 31, 2021, the Company issued a press release reporting its entry into the Director Service Agreements and appointments of Jeffrey J. Guzy, Timothy McLellan and Trond Ringstad as members of the Board. The text of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance, and other factors as discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports the Company files with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” The Company does not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibits Number	Description
10.1	Form of Director Service Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 31, 2021	BLUE STAR FOODS CORP.

	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer